Exhibit 99.1

FOR IMMEDIATE RELEASE

TriState Capital Prices $35 Million Perpetual Preferred Stock Offering

PITTSBURGH, March 15, 2018 – TriState Capital Holdings, Inc. (NASDAQ: TSC) announced the pricing of an underwritten public offering of 1,400,000 depositary shares, each representing a 1/40th interest in a share of its 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value (the “Series A Preferred Stock”), with a liquidation preference of $1,000 per share (equivalent to $25 per depository share). TriState Capital has granted the underwriters a 30-day option to purchase additional depositary shares.

When, as, and if declared by the board of directors of the Company, dividends will be payable on the Series A Preferred Stock from the date of issuance to, but excluding April 1, 2023 at a rate of 6.75% per annum, payable quarterly, in arrears, and from and including April 1, 2023, dividends will accrue and be payable at a floating rate equal to three-month LIBOR plus a spread of 398.5 basis points per annum, payable quarterly, in arrears. The Company may redeem the Series A Preferred Stock at its option, subject to regulatory approval, on or after April 1, 2023, as described in the prospectus supplement and accompanying prospectus relating to the offering.

Net proceeds from the offering are expected to be used for general corporate purposes and selective asset management acquisitions.

Sandler O’Neill + Partners, L.P. is serving as sole book-running manager and D.A. Davidson & Co. is serving as co-manager for this offering.

A shelf registration statement, including a prospectus, with respect to the offering was previously filed by TriState Capital with the Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on December 21, 2017. The offering will be made only by means of a prospectus supplement and accompanying prospectus. When available, copies of the prospectus supplement and the accompanying prospectus relating to these securities may be obtained free of charge by visiting the SEC’s website at www.sec.gov, or may be obtained from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, Telephone Number: 1-866-805-4128.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy any security, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT TRISTATE CAPITAL

TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $4.7 billion in assets, as of December 31, 2017, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $8.3 billion in assets under management, as of December 31, 2017, and serves institutional clients and TriState Capital’s financial intermediary network.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including with respect to the timing and size of the offering and the anticipated use of proceeds, which statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to those that are described in the “Risk Factors” section of the preliminary prospectus supplement for this offering filed with the SEC on March 13, 2018, the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections in TriState Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and other filings that TriState Capital makes with the SEC from time to time (which are available at www.sec.gov). The events and circumstances discussed in such forward-looking statements may not occur, and TriState Capital’s actual results could differ materially and adversely from those anticipated or implied thereby. Any forward-looking statements speak only as of the date of this press release and are based on information available to TriState Capital as of the date of this release.

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MEDIA CONTACT

Jack Horner

HornerCom

267-932-8760, ext. 302

412-600-2295 (mobile)

jack@hornercom.com

INVESTOR CONTACTS

Jeff Schoenborn and Kate Croft

Casteel Schoenborn

888-609-8351

TSC@csirfirm.com

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